Item 77Q1(g) Merger

Legg Mason Partners Government Securities Fund
Legg Mason Partners Intermediate-Term U.S. Government Fund


Registrant incorporates by reference Registrant's
Plan of Reorganization exhibit to the Form N-14 filing dated August 21, 2008 and filed on August 21, 2008.
(Accession No. 0001193125-08-182048)